Coopers & Lybrand
                              145 King Street West
                               Tornonto, Ontario
                                 Canada M5H 1VS

February 25, 1997

Consent of Independent Accountants

We consent to the inclusion in Post-Effective Amendment No. 80 to the Registration Statement of Standish, Ayer & Wood Investment Trust (1933 Act File No. 33-8214) and Post-Effective Amendment No.13 to the Registration Statement of Standish, Ayer & Wood Investment Trust (1933 Act File No. 33-10615) on behalf of Standish Small Capitalization Equity Fund, Standish Small Capitalization Equity Fund II, Standish Equity Fund, Standish Fixed Income Fund, Standish Global Fixed Income Fund, of our reports relating to Standish Small Capitalization Equity Portfolio, Standish Small Capitalization Equity Portfolio II, Standish Equity Portf olio, Standish Fixed Income Portfolio, Standish Global Fixed Income Portfolio dated February 25, 1997, in the Statements of Additional Information, which are part of such Registration Statements.

We also consent to the reference to our Firm under the caption "Independent Accountants" in the Prospectuses and under the caption "Experts and Financial Statements in the Statements of Additional Information which are part of the Registration Statements.

/s/ Coopers & Lybrand

Chartered Accountants

Toronto, Ontario